Exhibit (b)(1)

AMENDED AND RESTATED

BY-LAWS

OF

MASTER INVESTMENT PORTFOLIO

Adopted November 29, 2018

These By-Laws of Master Investment Portfolio (the “Trust”), a Delaware business trust, are subject to the Trust’s Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, as from time to time amended, supplemented, or restated (the “Trust Instrument”). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

ARTICLE I

PRINCIPAL OFFICE

Section 1.      Principal and Other Offices. The principal office of the Trust shall be located at 400 Howard Street, San Francisco, CA 94105, or such other location as the Trustees, from time to time, may determine. The Trust may establish and maintain such other offices and places of business as the Trustees, from time to time, may determine.

Section 2.      Registered Office and Agent. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware a resident of Delaware or a Delaware entity or entity authorized to transact business in the State of Delaware and permitted to serve as such agent.

ARTICLE II

OFFICERS AND THEIR ELECTION

Section 1.      Officers. The officers of the Trust shall be President, Treasurer, Secretary, Chief Compliance Officer and such other officers as from time to time may be elected by Trustees or as may be appointed as provided in Article III of these By-Laws. It shall not be necessary for any officer to be a holder of Interests in the Trust.

Section 2.      Election of Officers; Term. All officers shall be selected by the Trustees or appointed by an officer or committee as provided in Article III of these By-Laws. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Article II, Section 3 and Article III, Section 14 of these By-Laws, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

Section 3.      Resignations. Any officer of the Trust may resign, notwithstanding Article II, Section 2, by filing a written resignation with the Trustees, the President or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES AND OFFICERS

Section 1.      Management of the Trust; General. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and the Trustees shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with applicable law, the Trust Instrument, or with these By-Laws.

Section 2.      Executive and Other Committees. The Trustees may elect from their own number, an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session, except those powers which by law, the Trust Instrument or these By-Laws are not permitted to be delegated by the Trustees. The Trustees also may elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees, except those powers which by law, the Trust Instrument or these By-Laws are not permitted to be delegated by the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 3.      Compensation. Each Trustee, each committee member, the Chairperson of the Trustees, the Lead Independent Trustee and the chairperson of any committee may receive such compensation for services and reimbursement for expenses as may be fixed from time to time by the Trustees. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, provided that the compensation of the Chief Compliance Officer must be approved by vote of a 1940 Act Majority, as required by the 1940 Act or rules thereunder.

Section 4.      Chairperson; Lead Independent Trustee. (i) The Trustees may, but need not (unless required by applicable law or regulation), appoint from among their number a Chairperson, who shall be an officer of the Board of Trustees, but not an officer of the Trust. The responsibilities of the Chairperson shall be non-executive and non-operational in nature. When present, the Chairperson shall preside at the meetings of the Interestholders and of the Trustees, and shall have such other responsibilities as prescribed by applicable law or regulation. The Chairperson, as well as any two other Trustees, may call meetings of the Trustees as provided in the Trust Instrument and these By-Laws. The Trustees may, but need not, from time to time prescribe to the Chairperson such other responsibilities in furthering the Trustees’ functions.

(ii)    The Trustees, by the affirmative vote of all members of the Board of Trustees (including each nominee as Lead Independent Trustee who may vote for him/herself), less one, may, but need not (unless required by applicable law or regulations), appoint a Lead Independent Trustee from among their members who are not interested persons, as defined in the 1940 Act (“Independent Trustees”). The Lead Independent Trustee shall be an officer of the Board of Trustees, but not an officer of the Trust. The responsibilities of the Lead Independent Trustee shall be non-executive and non-operational in nature. The Lead Independent Trustee shall (a) be available to discuss with the other Trustees any concerns they may have about the Trust, (b) be available to consult with the Chairperson of the Board, President and/or Chief Executive Officer of the Trust, including to consult on agendas for meetings of the Board, (c) be available to be consulted by any of the senior executives of the Trust as to any concerns the senior executives may have, (d) preside at executive sessions of the Independent Trustees and (e) have such responsibilities and duties as may be set forth in the Declaration of Trust and/or in these By-Laws or as are designated by the Board to the Lead Independent Trustee in accordance with the Declaration of Trust and these By-laws. The Trustees may by resolution establish additional qualifications and the term of office for the Lead Independent Trustee. Notwithstanding any other provisions of these By-Laws, this Article III, Section 4 (ii), can only be amended by the affirmative vote of all members of the Board of Trustees, less one.

(iii)    It shall be understood that each Trustee, including the Chairperson, shall have equal responsibility to act in good faith, in a manner which he or she reasonably believes to be in the best interest of the Trust.

Section 5.      President. The President shall be the Chief Executive Officer of the Trust and, subject to the direction of the Trustees, shall have responsibility for the general administration of the business and policies of the Trust. Subject to the control of the Trustees and to the control of any committees of the Trustees within their respective spheres of responsibility as provided by the Trustees, he or she shall at all times exercise general supervision and direction over the affairs of the Trust. The President shall have power to appoint such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust or any Series or class thereof. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or class thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to the President by the Trustees.

Section 6.      Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all property, funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall furnish such reports regarding the business and condition of the Trust as may be required from time to time by the Trustees or applicable law. The Treasurer shall in general perform all duties incident to the office of Treasurer and such additional duties as the Trustees or the President from time to time may designate.

Section 7.      Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Interestholders at their respective meetings. The Secretary shall also include in such books the records of committee meetings kept pursuant to Article III, Section 2. He or she shall have custody of the seal of the Trust. The Secretary shall in general perform all duties incident to the office of Secretary and such additional duties as the Trustees or the President from time to time may designate.

Section 8.      Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President from time to time may designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 9.      Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees, the President or the Treasurer from time to time may designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Section 10.      Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees, the President or the Secretary from time to time may designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

Section 11.      Chief Compliance Officer. There shall be an officer of the Trust designated as the Chief Compliance Officer by the a majority of Trustees, including a majority of Trustees who are not “interested persons” under the 1940 Act (“1940 Act Majority”), as required by the 1940 Act or rules thereunder. The Chief Compliance Officer shall be responsible for administering the compliance program maintained by the Trust for complying with the federal securities laws and shall perform such additional duties as the Trustees from time to time may designate.

Section 12.      Subordinate Officers. The Trustees from time to time may appoint such other officers or agents as the Trustees may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint and remove any such subordinate officers or agents and to prescribe their respective titles, terms of office, authorities, and duties.

Section 13.      Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules thereunder) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such officer’s or agent’s duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into such officer’s or agent’s hands.

Section 14.      Removal. Any officer of the Trust may be removed from office by vote of a majority of the Trustees whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, provided that the Chief Compliance Officer may only be removed by vote of a 1940 Act Majority, as required by the 1940 Act or rules thereunder. In addition, any officer or agent appointed in accordance with the provisions of Article III, Section 12 may be removed, either with or without cause, by the appointing officer or committee or any other officer or committee upon which such power of removal shall have been conferred by the Trustees.

ARTICLE IV

INTERESTHOLDERS’ MEETINGS

Section 1.      Meetings. A meeting of the Interestholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least 10% of the outstanding Interests entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such meeting, the Trustees or the Interestholders so requesting, in the name of the Secretary, may call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Interestholders of one or more Series or classes of Interests, but not a meeting of all Interestholders of the Trust, then only the Interestholders of such Series or classes shall be entitled to notice of and to vote at such meeting. The record date for determining the Interestholders entitled to notice of and to vote at such meeting shall be established as set forth in Article VI, Section 2.

Section 2.      Notices. Except as above provided, notices of any meeting of the Interestholders shall be given by the Secretary by delivering, by any method permitted by applicable law and approved by the Trustees, or mailing, postage prepaid, to each Interestholder entitled to vote at said meeting, written or printed notification of such meeting at least 15 days before the meeting, to such address as may be registered with the Trust by the Interestholder. Notice of any Interestholder meeting need not be given to any Interestholder if a written waiver of notice (including electronic or similar writings), executed before or after such meeting, is filed with the record of such meeting, or to any Interestholder who shall attend such meeting in person or by proxy. Notice of adjournment of an Interestholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting and reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Section 3.      Voting-Proxies. Subject to the provisions of the Trust Instrument, Interestholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Interestholder in writing and dated not more than 11 months before the meeting, unless such instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized, or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received no more than 11 months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other persons responsible for recording the proceedings before being voted. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of an Interestholder shall be deemed valid unless challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Interestholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairperson of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these By-Laws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting, or validity or proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Interestholders were shareholders of a Delaware corporation.

Section 4.        Place of Meeting. All meetings of the Interestholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Section 5.        Action Without a Meeting. Any action to be taken by Interestholders may be taken without a meeting if holders of a majority of Interests (or such larger percentage as may be required to take such action) entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Interestholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Interestholders.

ARTICLE V

TRUSTEES’ MEETINGS

Section 1.        Regular Meeting. Regular meetings of the Trustees may be held at such places and at such times as the Trustees from time to time may determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee, provided that any Trustee who is absent when such determination is made shall be given notice of such determination.

Section 2.        Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairperson of the Board of Trustees or any two other Trustees.

Section 3.        Quorum. Three Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees, except as otherwise required by applicable law, the Trust Instrument or these By-Laws. If at any meeting of the Trustees, a quorum is not present, a majority of the Trustees present may adjourn the meeting from time to time until a quorum is obtained.

Section 4.        Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given to each Trustee (i) by mail, postage prepaid, addressed to a Trustee at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address; (ii) by overnight delivery service to such address; (iii) electronically by fax or e-mail to a fax number or e-mail address provided by the Trustee to the Trust; (iv) by telephone to a telephone number provided by the Trustee to the Trust; or (v) by personal delivery to the Trustee. Notice of any Trustees’ meeting need not be given to any Trustee if a written waiver of notice (including electronic or similar writings), executed before or after such meeting, is filed with the record of such meeting, or to any Trustee who shall attend such meeting. Notice of an adjourned meeting need not be given.

Section 5.        Place of Meeting. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

Section 6.        Special Action. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 7.        Action By Written Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees’ meetings (unless prohibited by applicable law). Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

Section 8.        Participation in Meetings By Conference Telephone. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting (unless prohibited by applicable law). Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

ARTICLE VI

BENEFICIAL INTERESTS

Section 1.        Beneficial Interest. The beneficial interest in the Trust at all times shall be divided into proportionate non-transferable Interests of one or more separate and distinct Series, or classes thereof, as the Trustees from time to time shall create and establish. The number of Interests is unlimited, except as provided in the Trust Instrument, and each Interests of each Series or class thereof shall represent a proportionate interest with each other Interest in the same Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more classes consistent with applicable law, including the 1940 Act and rules thereunder.

Section 2.        Establishment of Record Dates. For the purpose of determining the Interestholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Interestholders of such Series (or class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or classes) any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes). The Trustees may fix in advance a date, to be determined by the Trustees and no longer than that permitted by applicable law, before the date of any Interestholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Interests shall go into effect as a record date for the determination of the Interestholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Interests.

Section 3.        Non-transferability of Interests. Interests of the Trust shall be non-transferable as provided in the Trust Instrument.

Section 4.        Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Interest on the part of any other person, except as otherwise may be expressly provided by law.

Section 5.        Certificate. In lieu of issuing certificates for Interests, the Trustees or the transfer or other services agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Interests, who in either case shall be deemed, for all purposes hereunder, to be holders of certificates for such Interests as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

ARTICLE VII

OWNERSHIP OF ASSETS OF THE TRUST

The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession, territory, or colony of the United States or the laws of the United States.

ARTICLE VIII

INSPECTION OF BOOKS

The Trustees from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Interestholders; and no Interestholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Interestholders.

ARTICLE IX

INSURANCE OF TRUSTEES, OFFICERS AND EMPLOYEES

Section 1.        Insurance. The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another person in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, association, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such Covered Persons or employees in any such capacity or arising out of their status as such, whether or not the Trustees would have the power to indemnify them against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Interestholders to which such Trustee or officer otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE X

SEAL

The seal of the Trust shall consist of a flat-faced die with the word “Delaware”, together with the name of the Trust and the year of its organizations cut or engraved thereon. The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing the seal or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Any officer or Trustee of the Trust, or agent of the Trust acting in such capacity, shall have authority to affix the seal of the Trust to any document, instrument, or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and the seal’s absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Trust, or of any Series thereof, shall end on such date as the Trustees from time to time shall determine.

ARTICLE XII

AMENDMENTS

These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote or by consent in lieu thereof.

ARTICLE XIII

HEADINGS

Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.

END OF BY-LAWS

Approved as amended and restated by the Board of Master Investment Portfolio on November 29, 2018.